Exhibit 99.1

CONTACT:	Corporate Communications 404-715-2554 news archive at news.delta.com Investor Relations 404-715-2170

Delta Reports Financial and Operating Performance for November 2014

ATLANTA, Dec. 2, 2014 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for November 2014.

Consolidated passenger unit revenue (PRASM) for the month of November increased 4.5 percent year over year, driven by the strong unit revenue performance in the domestic entity, with particular strength in Atlanta and Seattle, along with the calendar placement of the Thanksgiving holiday which shifted the highest revenue day of the year from December back into November.

Delta carried more than 2.6 million passengers on over 28,000 flights over the Thanksgiving holiday, with a monthly completion factor of 99.9 percent and an on-time arrival rate of 86.6 percent.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
November consolidated PRASM change year over year	4.5%
November mainline completion factor	99.9%
November on-time performance (preliminary DOT A14)	86.6%

Delta Air Lines serves nearly 165 million customers each year. This year, Delta was named the 2014 Airline of the Year by Air Transport World magazine and was named to FORTUNE magazine’s 50 Most Admired Companies, in addition to being named the most admired airline for the third time in four years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 319 destinations in 59 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Nov 2014	Nov 2013	Change		Nov 2014	Nov 2013	Change

RPMs (000):
Domestic	9,276,717	8,633,617	7.4%		110,479,371	105,226,791	5.0%
Delta Mainline	7,641,544	6,973,328	9.6%		90,845,675	85,120,206	6.7%
Regional	1,635,173	1,660,289	(1.5%)		19,633,696	20,106,585	(2.4%)
International	5,579,730	5,511,014	1.2%		76,304,151	73,974,049	3.1%
Latin America	1,310,431	1,205,656	8.7%		16,403,262	13,879,475	18.2%
Delta Mainline	1,276,494	1,191,693	7.1%		16,068,285	13,701,018	17.3%
Regional	33,937	13,963	143.1%		334,977	178,457	87.7%
Atlantic	2,519,074	2,495,939	0.9%		37,400,383	37,386,467	0.0%
Pacific	1,750,225	1,809,419	(3.3%)		22,500,505	22,708,107	(0.9%)
Total System	14,856,447	14,144,631	5.0%		186,783,522	179,200,840	4.2%

ASMs (000):
Domestic	11,296,313	10,967,909	3.0%		129,498,155	126,880,291	2.1%
Delta Mainline	9,144,039	8,734,888	4.7%		104,779,077	100,804,030	3.9%
Regional	2,152,274	2,233,021	(3.6%)		24,719,078	26,076,261	(5.2%)
International	7,143,683	6,838,587	4.5%		90,920,647	87,340,506	4.1%
Latin America	1,645,949	1,437,881	14.5%		19,713,290	16,551,578	19.1%
Delta Mainline	1,597,925	1,420,671	12.5%		19,265,492	16,321,508	18.0%
Regional	48,024	17,210	179.0%		447,797	230,070	94.6%
Atlantic	3,291,286	3,180,413	3.5%		44,240,788	43,838,780	0.9%
Pacific	2,206,447	2,220,293	(0.6%)		26,966,569	26,950,148	0.1%
Total System	18,439,995	17,806,496	3.6%		220,418,801	214,220,797	2.9%

Load Factor:
Domestic	82.1%	78.7%	3.4	pts	85.3%	82.9%	2.4	pts
Delta Mainline	83.6%	79.8%	3.8	pts	86.7%	84.4%	2.3	pts
Regional	76.0%	74.4%	1.6	pts	79.4%	77.1%	2.3	pts
International	78.1%	80.6%	(2.5)	pts	83.9%	84.7%	(0.8)	pts
Latin America	79.6%	83.8%	(4.2)	pts	83.2%	83.9%	(0.7)	pts
Delta Mainline	79.9%	83.9%	(4.0)	pts	83.4%	83.9%	(0.5)	pts
Regional	70.7%	81.1%	(10.4)	pts	74.8%	77.6%	(2.8)	pts
Atlantic	76.5%	78.5%	(2.0)	pts	84.5%	85.3%	(0.8)	pts
Pacific	79.3%	81.5%	(2.2)	pts	83.4%	84.3%	(0.9)	pts
Total System	80.6%	79.4%	1.2	pts	84.7%	83.7%	1.0	pts

Mainline Completion Factor	99.9%	99.9%	0.0	pts

Passengers Boarded	13,271,993	12,535,734	5.9%		157,674,302	151,299,270	4.2%

Cargo Ton Miles (000):	196,296	200,792	(2.2%)		2,178,923	2,161,674	0.8%

Endnote:
[a] Results include flights operated under contract carrier arrangements